UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2023, the board of directors (the “Board”) of RYVYL Inc. (the “Company”) adopted the RYVYL Inc. 2023 Long Term Incentive (LTI) Plan (“LTIP”). Under the Terms of the LTIP, each year the Company’s Chief Operating Officer (“COO”) has the responsibility to submit to the Board a list of eligible employees for participation in the LTIP for the next succeeding year and a summary of awards. All employees are eligible to participate in the LTIP, subject to selection by the COO; provided that, among other requirements, employees must be employed by September 30th of the applicable year to be eligible. The LTIP operates on a calendar year and payouts, if applicable, will be made no more than two weeks after the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission. LTIP awards are based on overall financial performance objectives, which are determined by using the Company’s performance history and management’s judgment of what reasonable levels can be reached, based on previous experience. If the Company does not meet minimum performance levels, there will be no payouts for the Company performance objectives. However, LTIP participants may still be eligible to receive payouts related to their department or individual performance objectives. All awards are granted under one of the Company’s equity incentive plans for which the shares available for award thereunder are registered on a Registration Statement on Form S-8 (“each, an “Equity Plan”). Vesting of awards will be determined by the Company’s Compensation Committee and will be set forth in each participant’s award agreement. The LTIP is jointly administered by the Company’s Compensation Committee, the COO and the Company’s legal staff. In the event a participant’s employment is terminated prior to the vesting of any LTIP awards, such awards shall be treated as provided under the terms of the applicable Equity Plan. Additionally, in the event that the Company or any of its affiliates are subject to the applicable requirements of the Emergency Economic Stimulus Act of 2008, as amended from time to time, including but not limited to amendments enacted by the American Recovery and Reinvestment Act of 2009 (“TARP”), the LTIP will be directed in compliance with any incentive compensation limitations and clawback requirements provided for under the TARP requirements.

The foregoing description of the terms of the LTIP is qualified in its entirety by reference to the provisions of LTIP filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Long Term Incentive (LTI) Plan, dated November 16, 2023
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2023	RYVYL Inc.

	By:	/s/ Fredi Nisan
Name: Fredi Nisan
Title: Chief Executive Officer